Exhibit 10.1

AMENDMENT TO

RAYMOND L. KILLIAN, JR. EMPLOYMENT AGREEMENT

This AMENDMENT is made and entered into as of December 19, 2006, by and between Investment Technology Group, Inc. (the “Company”) and Raymond L. Killian, Jr. (the “Executive”).

WHEREAS, the Company and the Executive previously entered into an employment agreement dated as of October 1, 2004 (the “Employment Agreement”); and

WHERAS, the parties previously amended the Employment Agreement to reflect that, effective October 4, 2006, the Executive’s position with the Company changed from Chief Executive Officer and President to Chairman; and

WHEREAS, the parties now wish to amend the Employment Agreement to reflect certain changes to the term of the Employment Agreement and the level of the Executive’s compensation thereunder.

NOW, THEREFORE, the parties mutually acknowledge and agree that the Employment Agreement is hereby amended as follows:

1.             Notwithstanding any provision of Section 2.01 or Section 5.01 of the Employment Agreement to the contrary, effective as of the date hereof, the Employement Period (as defined in the Employment Agreement) is hereby amended to terminate on March 31, 2007.

2.             Effective January 1, 2007, in lieu of the compensation contemplated by Sections 4.01, 4.02 and 4.07 of the Employment Agreement, and any other cash or equity compensation for which the Executive may be eligible, the Executive hereby agrees that the only compensation to which he will be entitled to receive for the period from January 1, 2007 through March 31, 2007 shall be 25% of the cash compensation paid to the Executive by the Company for the 2006 calendar year.

3.             In no event shall the foregoing changes trigger the Executive’s right to any severance benefits under Section 5.02 of the Employment Agreement.

4.             In all respects not amended, the Employment Agreement is hereby ratified and affirmed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Executive have caused this Amendment to be executed as of the day and year first set forth above.

INVESTMENT TECHNOLOGY GROUP, INC.

By:	/s/ Maureen O’Hara
Maureen O’Hara
Lead Director

EXECUTIVE:

By:	/s/ Raymond L. Killian, Jr.
Raymond L. Killian, Jr.